SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2004

OMNICOM GROUP INC. (Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)

1-10551 (Commission File Number)	13-1514814 (I.R.S. Employer Identification No.)

437 Madison Avenue, New York, New York 10022 (Address of Principal Executive Offices) (Zip Code)

(212) 415-3600 (Registrant’s Telephone Number, Including Area Code)

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Earnings release dated February 17, 2004.
99.2	Investor presentation materials dated February 17, 2004.

Item 9. Regulation FD Disclosure.

See “Item 12. Results of Operations and Financial Condition” below.

Item 12. Results of Operations and Financial Condition.

On February 17, 2004, Omnicom Group Inc. (“Omnicom”) issued an earnings release reporting its financial results for the fiscal quarter and twelve months ended December 31, 2003. A copy of this earnings release is attached as Exhibit 99.1 hereto. Following the issuance of this earnings release, Omnicom hosted an earnings call in which its financial results for the fiscal quarter and twelve months ended December 31, 2003 were discussed. The investor presentation materials used for the call are attached as Exhibit 99.2 hereto.

On February 17, 2004, Omnicom posted the materials attached as Exhibits 99.1 and 99.2 on its web site (www.omnicomgroup.com).

As discussed on page 1 of Exhibit 99.2, the investor presentation contains forward-looking statements within the meaning of the federal securities laws. These statements are present expectations, and are subject to the limitations listed therein and in Omnicom’s other SEC reports, including that actual events or results may differ materially from those in the forward-looking statements.

In addition, the investor presentation includes information on traditional return on equity, which for the amounts shown for 1994 and 2000, excludes a charge for the cumulative effect of an accounting change and a non-recurring gain, respectively. As a result of these exclusions, this presentation is a non-GAAP financial measure as defined under applicable SEC rules and regulations. The investor presentation includes an explanation of why management believes the presentation of this non-GAAP financial measure is useful to investors, as well as a reconciliation of the non-GAAP financial measure to the closest GAAP financial measure.

The foregoing information (including the exhibits hereto) is being furnished under “Item 9. Regulation FD Disclosure” and “Item 12. Results of Operations and Financial Condition.” Such information (including the exhibits hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

The filing of this Report and the furnishing of this information pursuant to Items 9 and 12 (including the investor presentation) do not mean that such information is material or that disclosure of such information is required.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICOM GROUP INC.

By:	/s/ Philip J. Angelastro
Philip J. Angelastro Senior Vice President Finance and Controller

Date: February 17, 2004

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EXHIBIT INDEX

Exhibit Number	Description of Documents
99.1	Earnings Release dated February 17, 2004.

99.2	Investor presentation materials dated February 17, 2004.